The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   Subject to completion, Pricing Supplement dated February 3, 2006

PROSPECTUS Dated January 25, 2006                                                       Pricing Supplement No. 16  to
PROSPECTUS SUPPLEMENT                                                           Registration Statement No. 333-131266
Dated January 25, 2006                                                                        Dated            , 2006
                                                                                                        Rule 424(b)(2)
                                                       $
                                                    Morgan Stanley

                                          GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                     Senior Notes
                                             ----------------------------
                                     Yield Curve Steepener Capital-Protected Notes
                                                   due March 3, 2008
            Based on the Difference Between the 10-Year Constant Maturity Treasury and 3-Month LIBOR Rates

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount based on the amount, if any, by which the 10 year constant maturity Treasury rate, which we refer to as 10-year-CMT, exceeds the 3-month-LIBOR rate, which we refer to as
3-month-LIBOR, in each case as determined on the fifth business day prior to maturity, as described below. The supplemental redemption amount may be zero. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    After the initial pricing of the notes, we may increase the aggregate principal amount of notes prior to the original issue date but are not required to do so.
o    The principal amount and issue price of each note is $1,000.
o    We will not pay interest on the notes. Although the supplemental redemption amount payable at maturity, which may be zero, is based on 10-year-CMT and 3-month-LIBOR, which are measures of long-term and short-term interest rates, respectively, we will not pay any interest during the term of the notes.
o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount. The supplemental redemption amount will equal (i) $1,000 times (ii) the difference between 10-year-CMT and
     3-month-LIBOR, each as determined on the fifth business day prior to maturity, times (iii) the leverage factor, which is expected to be 12 to 15. The leverage factor will be determined on the date that we price the notes for initial sale to the public.
o    If 10-year-CMT does not exceed 3-month-LIBOR on the determination date, the supplemental redemption amount will equal zero and you will receive only the principal amount of $1,000 at maturity.
o    Investing in the notes is not the equivalent to investing in a note bearing interest at a rate equal to
     10-year-CMT or 3-month-LIBOR.
o    The notes will not be listed on any securities exchange.
o    The CUSIP number for the notes is 61746SCA5.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors"
beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                     ------------
                                                      PRICE 100%
                                                     ------------

                                                                  Price to             Agent's           Proceeds to
                                                                   Public          Commissions(1)          Company
                                                                  --------         --------------        -----------
Per note.................................................             %                   %                   %
Total....................................................             $                   $                   $

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                    MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of
Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong
Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                                                         PS-2

========================================================================================================================

                                             SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The notes do not pay interest. The return on the notes at maturity is linked to the difference between the 10-year constant maturity Treasury rate, which we refer to as 10-year-CMT, and the 3-month-LIBOR rate, which we refer to as 3-month-LIBOR, on the fifth business day preceding the maturity date, which we refer to as the determination date. These notes combine features of a debt investment and interest rate investments by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the difference between long-term and short-term interest rates at maturity on a leveraged basis. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the amount, if any, by which 10-year-CMT exceeds 3-month-LIBOR on the determination date.

Each note costs $1,000           We, Morgan Stanley, are offering you Yield Curve Steepener Capital-Protected Notes due March 3, 2008, Based on the Difference Between the 10-Year Constant Maturity
                                 Treasury and 3-Month LIBOR Rates, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                 The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the principal amount of $1,000 plus a supplemental redemption. The supplemental redemption amount will equal (i) $1,000 times (ii) the difference between 10-year-CMT and 3-month-LIBOR, each as determined on the fifth business day prior to maturity, times (iii) a leverage factor, which is expected to be 12 to 15. The leverage factor will be determined on the date that we price the notes for initial sale to the public. The supplemental redemption amount may be zero, but will not be less than zero. In no event will the payment at maturity be less than the principal amount of $1,000 per note.

                                                               100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, which may be zero.

                                                            The Supplemental Redemption Amount is
                                                Linked to the Difference Between 10-year-CMT and 3-month-LIBOR

                                 The supplemental redemption amount will be calculated as follows:

                           supplemental redemption amount = $1,000  x  rate spread  x  leverage factor

                                 ; provided that the supplemental redemption amount will not be less than zero.

                                                         PS-3
========================================================================================================================

                           where:

                                 rate spread        =   10-year-CMT on the determination date minus 3-month-LIBOR on the determination date;

                                 determination date =   the fifth business day immediately preceding the maturity
                                                        date; and

                                 leverage factor    =   12 to 15. The leverage factor will be determined on the date we initially price the notes for initial sale to the public.

                                 On PS-6, we have provided examples of hypothetical payouts on the notes.

                                 You can review a graph of the historical spreads between 10-year-CMT and
                                 3-month-LIBOR from December 6, 1984 through January 24, 2006, and graph of the historical levels of 10-year-CMT and 3-month-LIBOR for the same period under
                                 "Description of Notes--Historical Information." You cannot predict the future levels of either 10-year-CMT or 3-month-LIBOR based on its historical performance.

Payment Linked to the Yield      Because the payment at maturity is based on the amount, if any, by which 10-year-CMT,
Curve on the determination       which is a long-term interest rate, exceeds 3-month-LIBOR, which is a short-term
date                             interest rate, payment at maturity will depend on the general shape of the "yield curve" on the determination date. The "yield curve" measures the relationship in yields of financial instruments depending on their maturities. If the yield curve is inverted on the determination date, meaning that long-term interest rates, such as the 10-year-CMT, are less than short-term interest rates, such as 3-month-LIBOR, the supplemental redemption amount will be zero and you will only receive your principal back at maturity. The determination date is the fifth business day prior to maturity.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to      notes. You may revoke your offer to purchase the notes at any time prior to the time
our acceptance                   at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine 10-year-CMT and 3-month-LIBOR on the determination date and calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes--United States Federal Income Taxation." Under this treatment,
income tax purposes              if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read the section of this pricing supplement called "Description of Notes--United States
                                 Federal Income Taxation" and, specifically the sections called "United States Federal
                                 Taxation--Tax Consequences to U.S. Holders--Notes--

                                                         PS-4

========================================================================================================================

                                 Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or
                                 Indices" and "United States Federal Taxation--Tax Consequences to U.S.
                                 Holders--Backup Withholding and Information Reporting" in the accompanying prospectus supplement. The sections in the accompanying prospectus supplement referred to above is hereafter referred to as the "Tax Disclosure Sections."

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note program.
information on the notes         You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--General Terms of Notes" and "--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called
                                 "Risk Factors." The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                         PS-5

========================================================================================================================

                                           HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if 10-year-CMT is greater than 3-month-LIBOR, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the determination date, which is the fifth business day prior to maturity. The supplemental redemption amount is equal to the product of $1,000 times (i) the difference between
10-year-CMT on the determination date and 3-month-LIBOR on the determination date, which we refer to as the rate spread, times (ii) the leverage factor, which is expected to be 12 to 15. If the rate spread is zero or negative, the supplemental redemption amount will be zero.

     Because 10-year-CMT and 3-month-LIBOR levels may be subject to significant fluctuations, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. Presented below is a hypothetical example showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:

10-year-CMT is greater than 3-month-LIBOR

Hypothetical 10-year-CMT:      6.62%
Hypothetical 3-month-LIBOR:    5.37%
Hypothetical leverage factor:  12

           Supplemental Redemption Amount per note =  $1,000  x  (6.62% - 5.37%)  x  12  =  $150

     In the example above, the total payout at maturity per note will equal $1,150, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $150.

Example 2:

3-month-LIBOR is greater than 10-year-CMT

Hypothetical 10-year-CMT:      4.57%
Hypothetical 3-month-LIBOR:    4.69%
Hypothetical leverage factor:  12

           Supplemental Redemption Amount per note  =  $1,000  x  (4.57% - 4.69%) (less than zero) x 12  =  $0

     In the example above, the total payout at maturity per note will equal the $1,000 principal amount only because the supplemental redemption amount equals zero.

     You can review a graph of the historical spreads between 10-year-CMT and 3-month-LIBOR for the period from
December 6, 1984 through January 24, 2006 and the historical levels of 10-year-CMT and 3-month-LIBOR for the same period in this pricing supplement under "Description of Notes--Historical Information."

                                                         PS-6

========================================================================================================================

                                                     RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing in an interest bearing note linked to 10-year-CMT or 3-month-LIBOR. This section describes the most significant risks relating to the notes.
You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we will
the notes do not pay interest    not pay interest on the notes. Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the amount, if any, by which 10-year-CMT exceeds 3-month-LIBOR, each as determined on the determination date.

The notes may not pay more       If 3-month-LIBOR on the determination date is equal to or greater than 10-year-CMT on
than the principal amount at     the determination date, you will receive only the principal amount of $1,000 for each
maturity                         note you hold at maturity.

Historical spreads between the   The payment at maturity of the notes is based on the difference between 10-year-CMT
10-year-CMT and 3-month-LIBOR    and 3-month-LIBOR on the determination date. Historical spreads between these two
are not an indication of         rates are not an indication of what the spread will be on the determination date,
future spreads                   which is the fifth business day preceding the maturity date. Spreads between long-term interest rates, such as 10-year-CMT and short-term interest rates, such as
                                 3-month-LIBOR, have experienced periods of volatility and such volatility may occur in the future. Recently, general yield curves have been inverted, which means that long-term interest rates, such as 10-year-CMT, are lower than short-term interest rates, such as 3-month-LIBOR. If this trend were to continue and exist on the determination date you will not receive a supplemental redemption amount. On February
                                 1, 2006, 10-year-CMT was 4.57% and 3-month-LIBOR was 4.69%.

The notes will not be listed     The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.
                                 Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o    interest and yield rates in the market, including the level and volatility of
                                      10-year-CMT and 3-month-LIBOR

                                 o    economic, financial, political and regulatory or judicial events that affect the financial markets generally and that may affect interest rates such as
                                      10-year-CMT and 3-month-LIBOR

                                 o    monetary policy, both in the United States and abroad, which may affect interest rate levels

                                                         PS-7

========================================================================================================================

                                 o    the time remaining to the maturity of the notes

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale 10-year-CMT is at, below or not sufficiently above 3-month-LIBOR.

                                 You cannot predict the future level of 10-year-CMT or 3-month-LIBOR based on their historical performance. We cannot guarantee that the spread between 10-year-CMT and
                                 3-month-LIBOR on the determination date will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from        any, at which MS & Co. is willing to purchase notes in secondary market transactions
hedging in the original issue    will likely be lower than the original issue price, since the original issue price
price is likely to adversely     included, and secondary market prices are likely to exclude, commissions paid with
affect secondary market prices   respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the notes is not    It is possible that you will only receive your principal at maturity if 10-year-CMT
equivalent to investing in       on the determination date does not exceed 3-month-LIBOR on the determination date. We
interest bearing securities      will not pay you any interest over the term of the notes regardless of the
linked to 10-year-CMT or         10-year-CMT and 3-month-LIBOR.
3-month-LIBOR

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will determine 10-year-CMT and 3-month-LIBOR on the determination date, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including the calculation of any rate in the event of a discontinuance of reporting of either 10-year-CMT and 3-month-LIBOR, may affect the payout to you at maturity. See the sections of accompanying prospectus called
                                 "Description of Notes--Floating Rate Debt Securities--CMT Rate Debt Securities" and
                                 "--LIBOR Debt Securities."

Hedging and trading activity by  MS & Co. and other affiliates of ours will carry out hedging activities related to
the calculation agent and its    the notes (and possibly to other instruments linked to either 10-year-CMT and
affiliates could potentially     3-month-LIBOR), including trading in derivatives on 10-year-CMT and 3-month-LIBOR, as
adversely affect the levels      well as in other instruments related to either 10-year-CMT and 3-month-LIBOR. MS &
of either 10-year-CMT or         Co. and some of our other subsidiaries also trade other financial instruments related
3-month-LIBOR                    to 10-year-CMT and 3-month-LIBOR on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.

                                                         PS-8

========================================================================================================================

The notes will be treated as     You should also consider the tax consequences of investing in the notes. The notes
contingent payment debt          will be treated as "contingent payment debt instruments" for U.S. federal income tax
instruments for U.S. federal     purposes, as described in the section of this pricing supplement called "Description
income tax purposes              of Notes--United States Federal Income Taxation." Under this treatment, if you are a
                                 U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation" and the sections called "United States Federal Taxation--Notes--Notes
                                 Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                 "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-9

========================================================================================================================

                                                 DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Yield Curve Steepener Capital-Protected Notes Due March
3, 2008, Based on the Difference Between the 10-Year Constant Maturity Treasury and 3-Month LIBOR Rates. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......  $

Original Issue Date (Settlement
Date)...........................  March   , 2006

Maturity Date...................  March 3, 2008.

Interest Rate...................  None

Specified Currency..............  U.S. dollars

CUSIP Number....................  61746SCA5

Minimum Denominations...........  $1,000

Issue Price.....................  $1,000 (100%)

Maturity Redemption Amount......  On the Maturity Date, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to
                                  $1,000 plus the Supplemental Redemption Amount, as determined by the Calculation
                                  Agent.

                                  We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                  Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii)
                                  deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                  "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount..  The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Rate Spread times (iii) the Leverage Factor; provided that the Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental
                                  Redemption Amount on the Determination Date.

Rate Spread.....................  The Rate Spread is an amount calculated by the Calculation Agent equal to
                                  10-Year-CMT on the Determination Date minus 3-Month-LIBOR on the Determination Date.

                                                        PS-10

========================================================================================================================

10-Year-CMT.....................  The "CMT Rate" rate as defined accompanying prospectus. For purposes of the foregoing, the "Designated CMT Telerate Page" is Telerate Page 7051; the "Designated
                                  CMT Maturity Index" is 10 years; and "interest determination date" and "calculation date" are each the Determination Date.

3-Month-LIBOR...................  The "LIBOR Telerate" rate as defined in the accompanying prospectus. For purposes of the foregoing, "index currency" is United States dollars; "index maturity" is 3 months; and "interest determination date" is the Determination Date.

Leverage Factor.................  The Leverage Factor is expected to be 12 to 15, and will be determined on the day we price the Notes for initial sale to the public.

Determination Date..............  The fifth Business Day prior to the Maturity Date.

Business Day....................  A day that is that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of
                                  New York, and (ii) and a London banking day, as defined in the accompanying prospectus.

Book Entry Note or Certificated
Note............................  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                  "Form of Securities--Global Securities--Registered Global Securities" in the
                                  accompanying prospectus.

Senior Note or Subordinated
Note............................  Senior

Trustee.........................  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent...........................  Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Alternate Exchange Calculation
  in Case of an Event of
  Default......................   In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the Supplemental Redemption Amount, determined as though the date of acceleration were the Determination Date.

                                                        PS-11

========================================================================================================================

                                  If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent...............  MS & Co.

                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                  All calculations with respect to 10-Year-CMT and 3-Month-LIBOR on the Determination
                                  Date, and the Supplemental Redemption Amount, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g.,
                                  .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                  Because the Calculation Agent is our affiliate, the economic interests of the
                                  Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the level of 10-Year-CMT or
                                  3-Month-LIBOR, or the Supplemental Redemption Amount. See the accompanying prospectus under the headings "Description of Notes--Floating Rate Debt
                                  Securities--CMT Rate Debt Securities" and "--LIBOR Debt Securities." MS & Co. is
                                  obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information..........  The following graphs depict the historical daily spreads between the 10-Year-CMT and
                                  3-Month-LIBOR from December 6, 1984 through January 24, 2006, and the historical
                                  10-Year-CMT and 3-Month-LIBOR levels for the same period. On February 1, 2006,
                                  10-Year-CMT and 3-Month-LIBOR were 4.57% and 4.69%, respectively. We obtained the information in the table and graph from Bloomberg Financial Markets, without independent verification. The historical levels should not be taken as an indication of future performance. We cannot give you any assurance that 10-Year-CMT will be greater than 3-Month-LIBOR or that you will receive any Supplemental Redemption
                                  Amount

                                                        PS-12

========================================================================================================================

400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
-50.00
-100.00
-150.00
12/6/1984
12/6/1985
12/6/1986
12/6/1987
12/6/1988
12/6/1989
12/6/1990
12/6/1991
12/6/1992
12/6/1993
12/6/1994
12/6/1995
12/6/1996
12/6/1997
12/6/1998
12/6/1999
12/6/2000
12/6/2001
12/6/2002
12/6/2003
12/6/2004
12/6/2005

Historical 10-Year-CMT and 3-Month-LIBOR Levels

14
12
10
8
6
4
2
0
10-Year-CMT
3-Month-LIBOR
12/6/1984
12/6/1985
12/6/1986
12/6/1987
12/6/1988
12/6/1989
12/6/1990
12/6/1991
12/6/1992
12/6/1993
12/6/1994
12/6/1995
12/6/1996
12/6/1997
12/6/1998
12/6/1999
12/6/2000
12/6/2001
12/6/2002
12/6/2003
12/6/2004
12/6/2005

Use of Proceeds and Hedging.....  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the
                                  Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the

                                                        PS-13

========================================================================================================================

                                  hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                  On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in securities linked to 10-Year-CMT or
                                  3-Month-LIBOR, in futures or over-the-counter derivatives, or positions in any other derivatives or financial instruments that we may wish to use in connection with such hedging. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Determination Date, by purchasing and selling securities linked to 10-Year-CMT or 3-Month-LIBOR or futures or over-the-counter derivatives, or positions in any other derivatives or financial instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Date.

Supplemental Information
  Concerning Plan of
  Distribution..................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                  Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement.
                                  The Agent may allow a concession not in excess of    % per Note to other dealers,
                                  which may include Morgan Stanley DW, Inc., Morgan Stanley & Co. International
                                  Limited and Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                  We expect to deliver the Notes against payment therefor in New York, New York on
                                  March    , 2006, which is the          scheduled business day following the date of
                                  this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the
                                  Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.
                                  Accordingly, purchasers who wish to trade Notes more than three Business Days prior to the Original Issue Date will be required, by virtue of the fact that the Notes
                                  initially will settle in     business days (T+   ), to specify alternative
                                  settlement arrangements to prevent a failed settlement.

                                  In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes.
                                  Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own

                                                        PS-14

========================================================================================================================

                                  account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the
                                  Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of
                                  Proceeds and Hedging" above.

                                  General

                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                  The Agent has represented and agreed, and each dealer through which we may offer the
                                  Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S.
                                  jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                  Brazil

                                  The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                        PS-15

========================================================================================================================

                                  Chile

                                  The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                  Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                  Hong Kong

                                  The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong.
                                  The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in
                                  Hong Kong (except if permitted to do so under the securities laws of Hong Kong)
                                  other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                  Mexico

                                  The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be
                                  offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                  Singapore

                                  This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                  Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in
                                  Singapore.

                                                        PS-16

========================================================================================================================

ERISA Matters for Pension Plans
  and Insurance Companies.......  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a
                                  "Plan") should consider the fiduciary standards of ERISA in the context of the
                                  Plan's particular circumstances before authorizing an investment in the Notes.
                                  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                  and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                  "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                  ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                  Because we may be considered a party in interest with respect to many Plans, the
                                  Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the
                                  Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with
                                  "plan assets"

                                                        PS-17

========================================================================================================================

                                  of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                  Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                  Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                  Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation........................  In the opinion of Davis Polk & Wardwell, our counsel, the Notes will be treated as
                                  "contingent payment debt instruments" for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called "United States Federal Taxation."

                                  U.S. Holders

                                  Please read the discussions in the Tax Disclosure Sections of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Notes.

                                  In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                  federal income tax purposes, be required to accrue original issue discount ("OID")
                                  as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                  We have determined that the "comparable yield" is a rate of   % compounded
                                  semi-annually, as described in the Tax Disclosure Sections of the accompanying prospectus supplement. Based on

                                                        PS-18

========================================================================================================================

                                  our determination of the comparable yield, the "projected payment schedule" for a
                                  Note (assuming an issue price of $1,000) consists of a projected amount equal to
                                  $          due at maturity.

                                  Based upon our determination of the comparable yield and the projected payment schedule, the following table states the amount of OID (without taking into account any adjustments described in the Tax Disclosure Sections of the accompanying prospectus supplement) that will be deemed to have accrued with respect to a Note for each calendar year assuming a day count convention of 30 days per month and 360 days per year):
                                                                                                     TOTAL OID DEEMED
                                                                                     OID             TO HAVE ACCRUED
                                                                                   DEEMED TO          FROM ORIGINAL
                                                                                 ACCRUE DURING       ISSUE DATE (PER
                                                                                 CALENDAR YEAR       NOTE) AS OF END
                                                       CALENDAR YEAR               (PER NOTE)        OF CALENDAR YEAR
                                              -------------------------------    -------------       ----------------
                                              Original Issue Date through
                                                  December 31, 2006..........          $                  $
                                              January 1, 2007 through
                                                  December 31, 2007..........          $                  $
                                              January 1, 2008 through
                                                  March   , 2008.............          $                  $

                                  The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                  Non-U.S. Holders

                                  Please read the discussions under "United States Federal Taxation--Tax Consequences to Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S.
                                  federal income and withholding tax consequences of investing in the Notes.

                                  You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                  federal tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                        PS-19